Exhibit 10.5

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED SOLD, RESOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

SECURED PROMISSORY NOTE

April 26, 2012

Fremont, California

For value received, ZP Holdings, Inc., a Delaware corporation (the “Company”), promises to pay to BioMed Realty Holdings, Inc., a Maryland corporation (“Holder”), the principal amount of Eight Million Five Hundred Fifty Six Thousand Five Hundred Thirty Three dollars ($8,556,533) (the “Principal Amount”). Interest shall accrue, compounded annually, at a rate equal to eight percent (8%) per annum (the “Interest Rate”) beginning on the date hereof for the Principal Amount. The Interest Rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days.

References are made to (i) that certain Lease, dated as of May 1, 2007 (as amended, the “Lease”), by and between Zosano Pharma, Inc., a Delaware corporation (“Zosano”), and BMR-34790 Ardentech Court LP (“Landlord”), a wholly owned subsidiary of BioMed Realty, L.P. (“BioMed”), as amended by that certain First Amendment to Lease dated as of June 20, 2008, that certain Second Amendment to Lease dated as of October 16, 2008, that certain Third Amendment to Lease dated as of April 29, 2011, that certain Fourth Amendment to Lease dated as of July 31, 2011, and that certain Fifth Amendment to Lease dated as of the date hereof (the “Fifth Amendment”), and (ii) that certain Stock Purchase and Loan Restructuring Agreement by and between the Company, Holder, BioMed and Zosano dated as of the date hereof (the “Stock Purchase Agreement”). This Note is subject to the following terms and conditions.

DEFINITIONS

For purposes of this Note, the following definitions shall apply.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such person’s or entity’s senior executive officers and directors.

“Bank” means Silicon Valley Bank.

“Contingent Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to: (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit or any obligations in excess of $250,000 with respect to corporate credit cards, or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Distribution” means any dividend paid or distribution made by the Company on any shares of capital stock of the Company, including but not limited to any cash distribution, stock distribution, in kind distribution or similar transaction.

“GAAP” means generally accepted accounting principles in effect in the United States.

“Governmental Authority” means any federal, state, provincial, municipal and foreign governmental entity, authority, or agency or any other political subdivision, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Indebtedness” means (i) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments (including this Note); (iii) all capital lease obligations; and (iv) all Contingent Obligations.

“Intellectual Property” means all of the Company’s right, title, and interest in and to the following: (a) copyrights, trademarks and patents of the Company or any Subsidiary; (b) any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held; (c) any and all design rights which may be available to Company now or hereafter existing, created, acquired or held; (d) any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; (e) all licenses or other rights to use any of the copyrights, patents or trademarks of the Company or any Subsidiary, and all license fees and royalties arising from such use to the extent permitted by such license or rights; (f) all amendments, renewals and extensions of any of the copyrights, trademarks or patents of the Company or any Subsidiary; and (g) all proceeds and products of the foregoing, including without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Legal Requirement” means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard, procedure enacted, adopted or applied by any Governmental Authority, including, decisions, orders, writs, awards, or injunctions of an arbitrator or a court or other Governmental Authority.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Material Adverse Effect” means a material adverse effect on: (i) the business operations, assets or condition (financial or otherwise) of the Company, (ii) the ability of Company to repay the Obligations or otherwise perform its obligations under the Note, the Security Agreement or the IP Security Agreement delivered in connection herewith or of Holder to enforce any such obligations, or (iii) the perfection or priority of Holder’s security interest in the Collateral; except to the extent that such effect arises out of or is attributable to any of the following, either alone or in combination: (A) the markets in which the Company and its subsidiaries operate generally, except to the extent any such condition has a disproportionate effect on the Company and its subsidiaries taken as a whole, relative to other persons principally engaged in the same industry, (B) general economic or political conditions (including those affecting the securities or commodities markets), except to the extent any such condition has a disproportionate effect on the Company and its subsidiaries taken as a whole, relative to other persons principally engaged in the same industry, or (C) acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof or other force majeure events occurring after the date of this Note.

“Partial Sale” means a transaction or series of related transactions (excluding any transactions permitted by clauses (i) through (iv) of Section 6.3(f) hereof) affecting the exclusive license or sale of assets of the Company other than in the ordinary course of business that does not otherwise constitute a Sale.

“Permitted Indebtedness” means: (a) Indebtedness of the Company in favor of Holder pursuant to this Note; (b) Indebtedness not to exceed $1,000,000 in the aggregate in any fiscal year of the Company secured by a lien described in clause (c) of the defined term “Permitted Liens;” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment and related software financed with such

Indebtedness; (c) Subordinated Debt; (d) Indebtedness to trade creditors incurred in the ordinary course of business; and (e) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (d) above, provided that: (i) the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be, (ii) the interest rate margins or any fixed interest rates on such Indebtedness are not increased, (iii) restrictions are not added on the ability of Company to repay the Obligations, other than those in effect on the date hereof, or (iv) the final maturity date of the Indebtedness is not extended to a date beyond the Maturity Date.

“Permitted Investments” means: (a) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within one year from its acquisition, (ii) commercial paper maturing no more than one year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) certificates of deposit issued maturing no more than one year after issue, and (iv) investments made pursuant to the Company’s investment policy approved by its Board of Directors or officers and disclosed to Holder; (b) the Company’s current ownership of units or shares in its existing Subsidiaries; (c) transfers by the Company to any of its wholly-owned Subsidiaries of the proceeds of any equity or debt financing of the Company; (d) cash investments of Company or wholly-owned Subsidiaries in or to other wholly-owned Subsidiaries of the Company, in each instance where the cash portion of which is not to exceed $1,000,000 in the aggregate in any fiscal year; provided that payments of such amount will not cause an Event of Default or the occurrence of an event that, with the passage of any notice and cure period, would constitute an Event of Default; and (e) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business.

“Permitted Liens” means: (a) any Liens arising under this Note; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Company maintains adequate reserves; (c) purchase money liens: (i) on equipment and software acquired or held by Company incurred for financing the acquisition of the equipment and software; or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment and software; (d) leases or subleases and licenses or sublicenses granted in the ordinary course of Company’s business; (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (f) Liens in favor of financial institutions arising in connection with Company’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions, provided that Holder has a perfected security interest in the amounts held in such deposit accounts; (g) Liens securing Indebtedness in item (b) of Permitted Indebtedness and extensions, refinancings, modifications, amendments and restatements thereof; (h) Liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar liens incurred in the ordinary course of business for sums not overdue; and (i) Liens (other than any lien created by Section 4068 of ERISA and securing an obligation of any employer or employers which is delinquent) incurred or deposits or pledges made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security, or to secure the performance of bids, leases, customs, tenders, statutory obligations, surety and appeal bonds, payment and performance bonds, return-of-money bonds and other similar obligations (not incurred in connection with the borrowing of money or the obtaining of advances or credits to finance the purchase price of property).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Sale” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation), other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) the exclusive license or sale of all or substantially all of the assets of the Company.

“Subordinated Debt” means any Indebtedness incurred by Company that is subordinated in writing to the debt owing by Company to Holder on terms acceptable to Holder.

“Subsidiaries” shall mean for any Person, a joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Company or any Subsidiary of the Company.

TERMS AND CONDITIONS

1 Maturity. The unpaid balance of the Principal Amount and any accrued but unpaid interest under this Note shall be due and payable on the earliest of (i) April 26, 2016, (ii) the closing of a Sale or (iii) the date that any Distribution is made (the earliest of the dates in subsections (i) – (iii), the “Maturity Date”).

2 Payment.

2.1 Payment on Maturity Date. The unpaid balance of the Principal Amount and any accrued but unpaid interest under this Note shall be due and payable on the Maturity Date. Payment shall be credited first to costs of collection or enforcement, if any, then to accrued interest due and payable through such payment date, and the remainder applied to the Principal Amount.

2.2 Optional Prepayment. The Company may prepay this Note, in whole or in part, at any time, and from time to time, without penalty or premium.

2.3 Mandatory Prepayment. The Company is required to prepay this Note immediately prior to, or in connection with, the initial closing of a Sale. In the event of a Partial Sale that results in the Company’s cash balance being at least $5,000,000 in excess of the Company’s cash requirements for the twelve months following the closing of such Partial Sale, determined in accordance with the Budget (as defined below), then the Company promptly thereafter shall prepay a portion of this Note equal to 50% of the portion of such excess that is greater than $5,000,000.

3 Obligations Secured. The obligation of the Company to repay to Holder the Principal Amount, all accrued interest hereunder and any other amounts payable under this Note or any other obligations of the Company hereunder (collectively, the “Obligations”) are secured by a first priority security interest and lien in and to all of the Company’s tangible and intangible properties and assets pursuant to the terms of that certain Security Agreement, dated as of the date hereof, by and between the Company and Holder (the “Security Agreement”) and that certain Intellectual Property Security Agreement, dated as of the date hereof, by and between the Company and Holder (the “IP Security Agreement”).

4 Representations and Warranties of the Company. The Company represents and warrants to Holder as of the date hereof, and with respect to Section 4.5, for so long as Holder, or an affiliate of Holder, holds the Note or any Company equity securities issued to Holder, as follows:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

4.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the execution and delivery of the Note and the performance of all obligations of the Company under the Note has been taken prior to the date hereof. The Note, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws. The issuance of the Note is not and will not be subject to preemptive rights of any present or future debt or equity holders of the Company that have not been waived.

4.3 Governmental Consent. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance by the Company of the Note and the transactions contemplated thereby, except for any necessary filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), all of which filings will be effected after the date hereof.

4.4 Compliance with Other Instruments. The Company is not in violation or default of any provision of its organizational documents currently in effect. Upon delivery of this Note, the Company is not in violation of, or default under any provision of any instrument, mortgage, deed of trust, loan, contract, commitment or obligation to which it is a party or by which it or any of its properties are bound, which violations or defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company is not in violation of any provision of any federal, state or local statute, rule or governmental regulation which would have a Material Adverse Effect or any judgment, decree or order to which it is a party, in any material respect. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which would have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

4.5 Health Care / Lodging Facilities. The Company does not operate or manage any health care facilities (including a congregate care facility or assisted living facility) or lodging facilities or provide any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated.

4.6 Information Provided to Holder. No representation or other statement made by the Company to Holder in the Note or any document, certificate or instrument delivered by the Company to Holder pursuant hereto (taken together with all such representations, statements, certificates and instruments delivered by the Company) contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Holder herein or therein not misleading in light of the circumstances under which they were made.

4.7 Financial Information. All financial statements and other information provided to Holder pursuant hereto fairly present the Company’s financial condition, and, except as disclosed to Holder in writing, there has not been a material adverse change in the financial condition of Company since the date of the most recent financial statements submitted to Holder (the “Latest Financial Statements”). The Company does not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) required to be disclosed in a balance sheet prepared in accordance with GAAP (including the notes thereto) arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof other than (A) liabilities set forth on the Latest Financial Statements (including any notes thereto) and (B) liabilities and obligations which have arisen after the date of the Latest Financial Statements in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit, unless such liability is either fully covered by insurance

(subject to normal deductibles or retentions) or is not, individually or in the aggregate with all such other liabilities, material). The inclusion of each account receivable on the Company’s financial statements delivered to Holder is in accordance with GAAP.

4.8 Intellectual Property. Except as disclosed to Holder in writing, the Company owns, or is a licensor , of all the Intellectual Property used in or necessary for the conduct of its business or operations as currently conducted or that are otherwise material to the condition (financial or otherwise), business, or operations of the Company. All of the Company’s patents and trademarks are listed on the appropriate schedules to the Security Agreement.

4.9 Litigation. Except as disclosed to Holder in writing, the Company is not a party to any litigation and is not, to its knowledge, the subject of any government investigation, and the Company has no knowledge of any pending litigation or investigation or the existence of circumstances that reasonably could be expected to give rise to such litigation or investigation.

4.10 Investments; Inventory; Assets. Other than Permitted Investments, the Company does not own any shares or other equity interests in any corporation, partnership, limited liability company or other entity. All of the Company’s inventory is in all material respects of good and marketable quality, free from material defects, except for inventory for which adequate reserves have been made in accordance with GAAP. All Collateral consisting of equipment and inventory is in good operating condition and repair, subject to ordinary wear and tear, and the Company has made all economically reasonable and necessary repairs thereto.

4.11 Collateral; First Priority Lien. The Company has full power and authority to create a first priority Lien on the Collateral and no disability or contractual obligation exists that would prohibit the Company from pledging the Collateral pursuant to this Note. There are no subscriptions, warrants, rights of first refusal, or other restrictions on transfer relative to, or options exercisable with respect to the Collateral. The Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and the Company knows of no reasonable grounds for the institution of any such proceedings. The Company, by virtue of its business and financial experience, has the capacity to protect its own interests in connection with this Note.

5 Representations and Warranties of Holders. Holder hereby represents and warrants to the Company as of the date hereof that:

5.1 Requisite Power and Authority. Holder has all necessary power and authority under all applicable provisions of law to execute and deliver the Note and the Fifth Amendment and to carry out their provisions. All action on Holder’s part required for the lawful execution and delivery of the Note and the Fifth Amendment has been taken. Upon their execution and delivery, the Note and the Fifth Amendment will constitute valid and legally binding obligations of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws.

5.2 Experience. Holder is experienced in investing in the securities of development stage companies such as the Company and acknowledges that investment in the Note involves a number of significant risks, it is able to fend for itself, it can bear the economic risk of its investment, including the full loss of its investment, and it has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note. Holder also represents it was not organized solely for the purpose of acquiring the Note.

5.3 Accredited Investor. Holder represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

5.4 Purchase Entirely for Own Account. This Note is issued to Holder in reliance upon Holder’s representation to the Company, which by Holder’s purchase of this Note, Holder hereby confirms, that the Note to be received by Holder will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note.

5.5 No Public Market. Holder understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for any securities issued by the Company.

6 Covenants.

6.1 Financial Information. Company will provide Holder (a) within ninety (90) days after the last day of the Company’s fiscal year, unaudited consolidated financial statements for such fiscal year, prepared in accordance with GAAP (except that such financial statements may not contain all notes thereto that may be required in accordance with GAAP); (b) as soon as practicable following the Company’s delivery of the unaudited financial statements referred to in the foregoing clause (a) but in no event later than two hundred seventy (270) days after the last day of Company’s fiscal year, audited consolidated financial statements for such fiscal year, prepared in accordance with GAAP, certified by an independent public accounting firm approved by the Company’s Board of Directors; (c) within twenty (20) days after the last day of each fiscal quarter of the Company, but only if the Company reasonably anticipates positive net income for such fiscal quarter, the Company’s good faith estimate of the amount of net income for such fiscal quarter; (d) within forty five (45) days after the last day of each fiscal quarter of the Company, unaudited consolidated financial statements for such fiscal quarter, prepared in accordance with GAAP; (e) within sixty (60) days after the end of Company’s fiscal years, Company’s financial and business projections and budget for the upcoming fiscal year, with evidence of approval thereof by the Board of Directors of the Company (the “Budget”); and (f) promptly upon Holder’s request, such other information relating to Company’s operations and condition as Holder may reasonably request from time to time, including detailed capitalization information (including convertible securities) of the Company.

6.2 Good Standing; Compliance with Laws. The Company shall maintain its corporate existence and good standing and will maintain in force all licenses and agreements necessary or appropriate to the conduct of its business where a failure to do so could reasonably be expected to have a Material Adverse Effect. The Company shall pay all taxes on or before the date such taxes are due. The Company shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which could reasonably be expected to have a Material Adverse Effect.

6.3 Negative Covenants. Without Holder’s prior written consent, the Company shall not (and the Company shall not permit any Subsidiary to) (a) make any investments in, or loans or advances to, any Person other than in the ordinary course of business as currently conducted and other than Permitted Investments; (b) acquire any assets (i) other than in the ordinary course of business as currently conducted or (ii) that would cause an Event of Default to occur and be continuing; (c) make any distributions or pay any dividends (other than those from any Subsidiary to its parent entity) on any shares of capital stock of the Company or any Subsidiary; (d) make any payment on account of or in redemption, retirement or purchase of any capital stock or equity of the Company or any Subsidiary (except (i) that a Subsidiary may make such payments to its parent entity and (ii) for repurchases of stock (A) from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service, but in no event to exceed the price originally paid for such stock, or (B) pursuant to rights of first refusal contained in agreements providing for such right); (e) directly or indirectly enter into or permit to exist any transaction with any Affiliate of the Company or any Subsidiary, except for (i) Permitted Investments, and (ii) other transactions in the ordinary course of business, in each case, upon fair and reasonable terms that are no less favorable to the Company than would be obtained in an arms-length transaction with a non-affiliated Person; (f) move, dispose of or encumber any portion of any the Company’s or any Subsidiary’s assets, including but not limited to the Collateral (as defined in the Security Agreement and hereinafter, the “Collateral”), except for (i) transfers or dispositions of inventory in the ordinary course of business as currently conducted, (ii) dispositions of obsolete, worn-out or surplus equipment and inventory, (iii) licenses and similar arrangements in the ordinary course of business (including exclusive licenses where such exclusivity applies only with respect to the practice of the Company’s technology platform to develop, manufacture and/or commercialize a particular product, whether on a worldwide basis or in particular geographic areas), in each case upon commercially reasonable terms that are not materially less favorable to the Company than would be obtained in an arms-length transaction with a non-affiliated

Person, where such licenses or similar arrangements do not comprise the disposition, in a single transaction or series of related transactions, of all or substantially all the assets of the Company (other than in connection with a Sale in which all of the Obligations are fully satisfied), (iv) Permitted Liens and (v) pursuant to a Sale in which all of the Obligations are fully satisfied; (g) create any direct or indirect Subsidiary; (h) alter or modify the Company’s or any Subsidiary’s corporate structure, or change its name without prior written notice to Holder, or have a change in senior management consisting of the Company’s termination of Vikram Lamba (provided that Company may replace such manager with someone to act in the same position and level of authority based on industry standards within one hundred twenty (120) days after such change occurs); (i) suffer or permit a Sale (other than any Sale in which all Obligations are fully and forever satisfied); or (k) maintain any deposit, operating or investment accounts outside the Bank, provided that all such accounts shall be subject to deposit and securities control agreements in form and content reasonably acceptable to Holder.

6.4 Indebtedness. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or be liable for any Indebtedness, other than Permitted Indebtedness.

6.5 Liens and Encumbrances. The Company shall not, and shall not permit any Subsidiary to, create, incur, or allow any Lien on any of its property or assign or convey any right to receive income, except for Permitted Liens.

6.6 Subordinated Debt. The Company shall not make or permit, or permit any Subsidiary to make, any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt.

6.7 Books and Records; Inspection and Audit Rights. The Company shall maintain financial records in accordance with GAAP. Holder shall have (a) a right to visit and inspect any of the properties of the Company and/or its Subsidiaries, including a right to examine and copy the Company’s and/or its Subsidiaries’ books and records from time to time upon reasonable notice to the Company or such Subsidiaries and during normal business hours; and (b) to discuss its affairs, finances and accounts with the Company’s or any Subsidiary’s officers and its independent public accountants, at such reasonable times and as often as Holder may reasonably request, provided that that the Company and its Subsidiaries shall not be obligated to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. Holder hereby agrees that all confidential information it obtains hereunder shall be subject to the confidentiality provisions set forth in Section 2.3 of the Stockholder Rights and Voting Agreement dated as of April 26, 2012 among the Company, Holder and the other stockholders of the Company named therein (the “Stockholder Rights Agreement”). Following any Event of Default, Holder may audit the Collateral at the Company’s expense. Holder will give the Company or any applicable Subsidiary fifteen (15) days advance notice of such an audit, unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required.

6.8 Insurance. The Company shall maintain insurance relating to the Collateral and Company’s business in such amounts and forms and with such companies as are customarily maintained by businesses similar to the Company. Any insurance on the Collateral shall include a lender’s loss payable endorsement in favor of Holder as an additional loss payee, and any liability insurance shall show Holder as an additional insured.

6.9 Registration of Intellectual Property Rights. The Company and any Subsidiary shall register with the United States Patent and Trademark Office or the United States Copyright Office, its Intellectual Property and additional intellectual property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party, in each case to the extent registrable and that its members or managers in good faith deems appropriate for the development of Company’s business and in the best interests of Company and its equityholders. The Company shall also use best efforts to: (a) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Holder in writing of any material infringements of which the Company becomes aware; and (b) not allow any Intellectual Property material to the Company’s or any Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Holder’s prior written consent.

6.10 Further Assurances. The Company shall, within three (3) business days, execute any further instruments and take further action as Holder may reasonably request to perfect or continue Holder’s security interest in the Collateral or to effect the purposes of this Note.

6.11 Information for REIT. For so long as Holder, or an Affiliate of Holder, holds the Note or any Company equity securities issued to Holder pursuant to the terms of the Stock Purchase Agreement or otherwise, the Company will provide to Holder such Company information as requested by Holder that Holder in good faith deems necessary to monitor BioMed Realty Trust, Inc.’s compliance with requirements relating to BioMed Realty Trust, Inc.’s status as a real estate investment trust for federal income tax purposes.

7 Assignment. The Company shall not assign this Note, by operation of law or otherwise, without the prior written consent of Holder, which may be withheld in its sole discretion. Subject to the foregoing, the rights and obligations of the Company and Holder will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

8 Events of Default. Upon the occurrence or existence of any Event of Default (as defined below) and at any time thereafter during the continuance of such Event of Default, the entire outstanding principal balance of this Note, together with all unpaid accrued interest thereon, and all unpaid fees, charges, costs and expenses, if any, owed by the Company to Holder hereunder, may become or may be declared by Holder to be immediately due and payable by written notice to the Company. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy permitted to it by applicable law, either by suit in equity or by action at law, or both.

8.1 Events of Default. The occurrence of any one or more of the following events with respect to the Company constitutes an “Event of Default” hereunder:

(a) The Company breaches any covenant or obligation in this Note, and fails to cure such breach within twenty (20) days after receipt of written notice thereof from Holder;

(b) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(c) The dissolution, termination of existence or insolvency of the Company or appointment of a receiver, trustee or custodian, for all or any part of the property of the Company under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect;

(d) The commencement of any proceeding against the Company under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future, if within sixty (60) days after the commencement of such proceeding (i) such action has not been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or (ii) the stay of any such order or proceedings has been set aside;

(e) The Company defaults under the Lease or breaches the Support Agreement (as defined in the Security Agreement) and such default is not cured within the applicable time periods as set forth in the Lease or the Support Agreement, as applicable; or

(f) The Company defaults under any Indebtedness that constitutes Subordinated Indebtedness.

8.2 Default Rate. As long as any payment due under this Note remains past due (whether at the stated maturity, by acceleration or otherwise) for five (5) days or more, interest under this Note shall accrue on such overdue payment at a rate (the “Default Rate”) (which is in lieu of and not in addition to the Interest Rate) equal to the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law from the date of such non-payment until such amount is paid in full (whether after or before judgment).

8.3 Payment of Expenses. Following the occurrence of an Event of Default, the Company shall pay, on demand, all reasonable costs and expenses of collection of this

Note (including reasonable attorneys’ fees, costs and disbursements) in respect of such Event of Default, whether or not any suit or other legal proceedings shall be instituted.

8.4 No Usury. Payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receipt thereof would be contrary to provisions of any applicable law to Holder limiting the highest rate of interest that may be lawfully contracted for, charged or received by Holder, as determined by a final judgment of a court of competent jurisdiction. Any interest paid in excess of such highest rate shall be applied to the unpaid principal balance of this Note. In the event that any such excess exceeds the principal amount, the amount of such excess over the principal amount shall be refunded to the Company.

9 Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

10 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, upon three (3) business days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid, one (1) business day after deposit with a nationally recognized air courier, or upon receipt of confirmation with regard to delivery by facsimile and addressed: (a) if to Holder, at Holder’s address as set forth on Holder’s signature page hereto, or at such other address as Holder shall have furnished to the Company in writing, or (b) if to the Company, at its current address or at such other address as the Company shall have furnished to Holder in writing.

11 Entire Agreement; Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder. No waivers of or exceptions to any term, condition or provision of this Note, in any one more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. This Note, the Security Agreement, the IP Security Agreement, the Pledge Agreement (as defined in the Security Agreement), the Support Agreement (as defined in the Security Agreement), the Stock Purchase Agreement, the Stockholder Rights Agreement, and the exhibits and schedules hereto and thereto (collectively, the “Transaction Documents”) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

12 Lost Documents. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver in lieu of this Note a new note of the same series and of like tenor and unpaid Principal Amount and dated as of the date to which interest, if any, has been paid on the unpaid Principal Amount of this Note.

13 Waivers and Rights of Holder. The Company hereby waives demand, presentment for payment, protest, notice of nonpayment, notice of protest, notice of dishonor, and any other notices of any kind, and any and all exemption rights that it holds at law or in equity with respect to the indebtedness evidenced by this Note.

14 No Impairment. Except and to the extent waived or consented to by Holder, or as otherwise permitted under the terms hereof the Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of Holder against impairment.

15 Further Assurances. From time to time, the Company shall execute and deliver to Holder such additional documents and shall provide such additional information to Holder as Holder may reasonably require (i) to carry out the terms of this Note and any agreements executed in connection herewith, and (ii) to be informed of the financial and business conditions and prospects of the Company.

16 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17 Joint and Several Obligations. Each of the Company and Zosano is jointly and severally liable to perform each and all of the Obligations, covenants, and conditions, and to make all of the payments, set forth herein or in the other documents executed in connection herewith. Zosano also expressly agrees to the terms and conditions hereof and agrees to take all actions necessary or desirable to further any of the obligations of either the Company or Zosano to Holder pursuant to this Note and the other documents executed in connection herewith. However, the Company may, without the consent, approval, or any action by Zosano, take any and all actions required of the Company hereunder and under the other documents executed in connection herewith, and Holder may rely on the Company’s notices, actions, approvals, consents, and payments as if Zosano had given and taken the same and without notifying or obtaining the consent of Zosano. Further, Zosano hereby acknowledges and agrees that any and all communications and notices from Holder to the Company shall be deemed given to and received by Zosano.

18 Fees and Expenses of Holder. The Company agrees (a) to pay upon demand all reasonable fees, expenses and disbursements of external counsel to Holder in connection with the preparation, negotiation, execution and delivery of this Agreement and the other

Transaction Documents and any refinancing or restructuring of any of the Transaction Documents, in an aggregate amount not to exceed $20,000 for all such fees and expenses, (b) to pay any costs or expenses required to be paid by the Company or Zosano under any of the Transaction Documents that are paid, advanced, or incurred by a Holder, and (c) to pay Holders’ reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an insolvency proceeding concerning the Company or any of its subsidiaries or in exercising rights or remedies under the Transaction Documents), or defending the Transaction Documents.

19 Counterparts. This Note may be executed in two or more counterparts (including by facsimile or PDF copy), each of which shall be deemed an original and all of which together shall constitute one instrument.

(Signature Page Follows)

The parties have executed this Secured Promissory Note as of the date first written above.

COMPANY:		HOLDER:

ZP HOLDINGS, INC.		BIOMED REALTY HOLDINGS, INC.

By:	/s/ Vikram Lamba	By:	/s/ Greg N. Lubushkin
Name:		Name:	Greg N. Lubushkin
Title:		Title:	CFO

		Address:	17190 Bernardo Center Drive
ZOSANO PHARMA, INC.			San Diego, CA 92128
Attn: Corporate Legal
By:	/s/ Peter Daddona
Name:
Title:

SIGNATURE PAGE TO SECURED PROMISSORY NOTE